Exhibit 99.1

AEO Inc. Announces 30 Million Shares Authorized for Share Repurchase Program

PITTSBURGH--(BUSINESS WIRE)-- American Eagle Outfitters, Inc. (NYSE: AEO) today announced that its Board of Directors has authorized 30 million shares of AEO’s common stock for repurchase through February 3, 2029. This will replace the existing authorization, which is due to expire on February 3, 2024. AEO repurchased approximately one million shares in fiscal year 2023.

“Reflecting improved financial performance and a healthy balance sheet, I am pleased to announce a new share repurchase program for the company. This follows a 25% increase in our quarterly cash dividend, announced in December, underscoring confidence in the strength of our business and our commitment to returning cash to shareholders,” Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

AEO may repurchase shares of common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic, and market conditions, corporate, legal, and regulatory requirements, prevailing stock prices, trading volume, and other considerations. The share repurchase program may be suspended or discontinued at any time, and does not obligate AEO to acquire any amount of common stock. AEO expects to utilize its existing cash and cash equivalents to fund repurchases under the share repurchase program.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong and ships to approximately 80 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 300 international locations operated by licensees in approximately 30 countries. To learn more about AEO and the company’s commitment to Planet, People and Practices, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including among others, statements concerning future share repurchase activity and future dividends. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2023 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release: our ability to repurchase shares of our common stock and pay dividends due to our financial condition, available surplus, earnings and other considerations; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

Contacts

Olivia Messina
412-432-3300
LineMedia@ae.com